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                                                                    EXHIBIT 99.2

                      FORM OF NOTICE OF STOCK OPTION GRANT
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                              SANDISK CORPORATION

                           SPECIAL STOCK OPTION PLAN
                        NOTICE OF GRANT OF STOCK OPTION
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          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of SanDisk Corporation (the "Corporation"):

          Optionee:_______________________________________________________
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          Grant Date:  _________________________, 20___
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          Exercise Price:  $ _________________ per share
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          Number of Options:  ___________________ shares of Common Stock
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          Expiration Date:  ______________________, 20___
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          Option Type:  Non-Statutory Stock Option
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          Exercise Schedule:  The Option shall become exercisable for twenty-
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          five percent (25%) of the Option Shares upon the Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon the Optionee's completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the SanDisk Corporation Special Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. A copy of the official Plan Prospectus is attached hereto
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as Exhibit B.  A copy of the actual plan document is available upon request made
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to the Corporate Secretary at the Corporation's principal offices.

          At Will Employment.  Nothing in this Notice or in the attached Stock
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Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
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          Definitions.  All capitalized terms in this Notice shall have the
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meaning assigned to them in this Notice or in the attached Stock Option
Agreement.


DATED:__________________________, 20__



                            SANDISK CORPORATION


                            By:__________________________________________

                            Title:_______________________________________



                            _____________________________________________
                                                OPTIONEE

                            Address:_____________________________________

                            _____________________________________________




ATTACHMENTS
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Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                       2
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                                   EXHIBIT A
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                            STOCK OPTION AGREEMENT
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                                   EXHIBIT B
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                          PLAN SUMMARY AND PROSPECTUS
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